Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated July 9, 2007 on the financial statements of KBL Healthcare Acquisition Corp. III as of June 30, 2007 and for the period from January 9, 2007 (date of inception) to June 30, 2007, which report appears in the Prospectus, which is part of the Registration Statement on Form S-1, File No. 333-141342.

/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

July 19, 2007